Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Alta Mesa Resources, Inc.

We hereby consent to the use of our report dated March 26, 2018, with respect to the balance sheets of Kingfisher Midstream, LLC as of December 31, 2017 and 2016, and the related statements of operations, members’ equity and cash flows for the years ended December 31, 2017 and 2016, included herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ EEPB, P.C.

EEPB, P.C.

Houston, Texas

April 4, 2018